CHESAPEAKE UTILITIES CORPORATION
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                    SUBSIDIARIES                         STATE  INCORPORATED
                    ------------                         -------------------
       Eastern  Shore  Natural  Gas  Company                  Delaware
       Sharp  Energy,  Inc.                                   Delaware
       Chesapeake  Service  Company                           Delaware
       Xeron,  Inc.                                          Mississippi
       Sam  Shannahan  Well  Company,  Inc.                   Maryland
       Sharp  Water,  Inc.                                    Delaware


       SUBSIDIARIES  OF  SHARP  ENERGY,  INC.            STATE  INCORPORATED
       --------------------------------------            -------------------
       Sharpgas,  Inc.                                        Delaware
       Tri-County  Gas  Co.,  Incorporated                    Maryland


   SUBSIDIARIES  OF  CHESAPEAKE  SERVICE  COMPANY        STATE  INCORPORATED
   ----------------------------------------------        -------------------
       Skipjack,  Inc.                                        Delaware
       BravePoint,  Inc.                                      Georgia
       Chesapeake  Investment  Company                        Delaware
       Eastern  Shore  Real  Estate, Inc.                     Maryland


       SUBSIDIARIES  OF  SHARP  WATER,  INC.             STATE  INCORPORATED
       -------------------------------------             -------------------
       EcoWater  Systems  of  Michigan,  Inc.                 Michigan
       Carroll  Water  Systems,  Inc.                         Maryland
       Absolute  Water  Care,  Inc.                           Florida
       Sharp  Water of  Florida,  Inc.                        Delaware
       Sharp  Water of  Idaho,  Inc.                          Delaware
       Sharp  Water of  Minnesota,  Inc.                      Delaware